NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

MOUNT KNOWLEDGE HOLDINGS, INC.

WARRANT TO PURCHASE COMMON STOCK

Warrant No.: 09

Date of Issuance: July 29, 2011 (“Issuance Date”)

Mount Knowledge Holdings, Inc., a Nevada corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Simon G. Arnison, the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon exercise of this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, the “Warrant”), at any time or times on or after the Issuance Date, but not after 11:59 p.m., New York time, on the Expiration Date (as defined below), 1,200,000 fully paid and nonassessable shares of Common Stock (as defined below) (the “Warrant Shares”), as may be adjusted from time to time in accordance with this Warrant.  Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in Appendix A.

1.

For purposes of this Warrant, “Exercise Price” means $0.20, subject to adjustment as provided herein.

2.

Vesting; Exercise and Expiration of Warrant.

(a)

This Warrant shall become vested with respect to 400,000 Warrant Shares (the “First Vesting Period Warrant Shares”) on December 31, 2011 (the “First Vesting Date”), 400,000 Warrant Shares (the “Second Vesting Period Warrant Shares”) on December 31, 2012 (the “Second Vesting Date”) and 400,000 Warrant Shares (the “Third Vesting Period Warrant Shares”) on December 31, 2013 (the “Third Vesting Date” and, together with the First Vesting Date and the Second Vesting Date, the “Vesting Dates”), provided that the Contractor Agreement is not terminated prior to the applicable Vesting Date.  Notwithstanding the foregoing: (i) if the Contractor Agreement is terminated during the First Vesting Period, this Warrant shall become immediately vested as of the date of such termination with respect to all of the First Vesting Period Warrant Shares; (ii) if the Contractor Agreement is terminated during the Second Vesting Period, the Pro-Rata Portion of the Second Vesting Period Warrant Shares shall become immediately vested as of the date of such termination; and (iii) if the Contractor Agreement is terminated during the Third Vesting Period, the Pro-Rata Portion of the Third Vesting Period Warrant Shares shall become immediately vested as of the date of such termination.

(b)

This Warrant may be exercised, in whole or in part, by the Holder with respect to Warrant Shares that have vested pursuant to Section 2(a) by delivering to the Company (i) a Notice of Warrant Exercise, in the form as attached hereto as Appendix D (the “Notice”), (ii) this Warrant; and (iii) payment of the aggregate Exercise Price in U.S. dollars. In lieu of such cash payment, the Holder may also exercise the Warrant by delivery to the Company of a written notice (the “Cashless Exercise Notice”) of an election to effect a cashless exercise for Warrant Shares that have vested pursuant to Section 2(a), in whole or in part, pursuant to this Section 2(b) (“Cashless Exercise”). To effect a Cashless Exercise, the Holder will surrender this Warrant for that number of shares of Common Stock determined by multiplying the number of Warrant Shares to which it would otherwise be entitled by a fraction,   the numerator of which shall be the difference between (x) the then current Market Price of a share of the Common Stock on the date of exercise and (y) the Exercise Price, and the denominator of which shall be the then current Market Price per share of Common Stock.  In the event that this Warrant is not exercised in full immediately prior to the Expiration Date and at such time the then current Market Price of a share of the Common Stock is greater than the Exercise Price, this Warrant shall be deemed automatically exercised as to the remaining Warrant Shares that have vested in accordance with Section 2(a) at such time by Cashless Exercise without the delivery of any written notice from the Holder.

(c)

Upon exercise of this Warrant, the Company will issue to the Holder a certificate or certificates for the number of Warrant Shares to which the Holder shall be entitled.  No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number. If this Warrant is submitted in connection with any exercise and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall issue and deliver to the Holder (or its designee) a new Warrant representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised and the original of this Warrant shall be deemed to be cancelled.

(d)

Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the later of the date on which the Company has received (i) the Notice, (ii) the Warrant; and (iii) payment of the aggregate Exercise Price in U.S. dollars with respect to such exercise, or, in lieu of such cash payment, the Cashless Exercise notice.

3.

Certain Agreements of the Company. The Company agrees as follows:

(a)

Shares to be Fully Paid. All Warrant Shares will, upon issuance in accordance with the terms of this Warrant, be validly issued, fully paid, and non-assessable and free from all taxes, liens, claims and encumbrances.

(b)

Authorization and Reservation of Shares. During the Exercise Period, the Company shall have duly authorized a sufficient number of shares of Common Stock, free from preemptive rights and from any other restrictions imposed by the Company without the consent of the Holder, to provide for the exercise in full of this Warrant. The Company shall at all times during the Exercise Period reserve and keep available out of such authorized but unissued shares of Common Stock such number of shares to provide for the exercise in full of this Warrant.

(c)

Listing. In connection with the Holder’s exercise of Registration Rights hereunder, the Company shall use its best efforts to promptly secure the listing of the shares of Common Stock issuable upon exercise of this Warrant upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed or become listed (subject to official notice of issuance upon exercise of this Warrant) and shall maintain such listing for so long as any other shares of Common Stock shall be so listed.

(d)

Certain Actions Prohibited. The Company will not, by amendment of its charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the Holder of this Warrant in order to protect the exercise privilege of the Holder of this Warrant against dilution or other impairment, consistent with the tenor and purpose of this Warrant.

(e)

Successors and Assigns. Except as expressly provided otherwise herein, this Warrant will be binding upon any entity succeeding to the Company by merger, consolidation, or acquisition of all or substantially all of the Company’s assets.

(f)

Blue Sky Laws. The Company shall, on or before the date of issuance of any Warrant Shares, take such actions as the Company shall reasonably determine are necessary to qualify the Warrant Shares for, or obtain exemption for the Warrant Shares for, sale to the Holder of this Warrant upon the exercise hereof under applicable securities or “blue sky” laws of the states of the United States; provided, however, that the Company shall not be required to qualify as a foreign corporation.

(g)

Rule 144 Reports. For so long as the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act the Company agrees to use its best efforts to take all actions reasonably necessary to enable the Holder to sell the Warrant Shares without registration under the Securities Act within the limitations of the exemptions provided by Rule 144 under the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC, including filing on a timely basis all reports required to be filed by the Exchange Act. Upon the request of the Holder, the Company shall deliver to the Holder a written statement as to whether it has complied with such requirements.

4.

Anti-dilution Adjustments. The Exercise Price and the number of Warrant Shares may be adjusted from time to time as set forth in Appendix B.

5.

Registration Rights. The Warrant shall have the Registration Rights set forth in Appendix C. Notwithstanding anything to the contrary contained herein (including in Appendix C), the Holder agrees not to exercise any of the registration rights set forth in Appendix C at any time that it is able to sell all of its Warrant Shares pursuant to Rule 144 of the Securities Act in any three (3) month period.

6.

Mergers; Transfer of Assets. If there shall occur any capital reorganization or reclassification of the Company’s Common Stock (other than a subdivision or combination as provided for in paragraph (b) of Appendix B), or any consolidation or merger of the Company with or into another corporation, or a transfer of all or substantially all of the assets of the Company, then, as part of any such reorganization, reclassification, consolidation, merger or sale, as the case may be, lawful provision shall be made so that the Holder of this Warrant shall have the right thereafter to receive upon the exercise hereof the kind and amount of shares of stock or other securities or property which such Holder would have been entitled to receive if, immediately prior to any such reorganization, reclassification, consolidation, merger or sale, as the case may be, such Holder had held the number of shares of Common Stock which were then purchasable upon the exercise of this Warrant. In any such case, appropriate adjustment (as reasonably determined in good faith by the Board) shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the Holder of this Warrant, such that the provisions set forth herein shall thereafter be applicable, as nearly as is reasonably practicable, in relation to any shares of stock or other securities or property thereafter deliverable upon the exercise of this Warrant.

7.

 Transfer, Exchange, and Replacement

(a)

Transferability.

(i) The Holder covenants not to transfer this Warrant or the Warrant Shares except in compliance with exemption from registration under the Securities Act of 1933 and similar exemptions under applicable State Blue Sky Laws. In the event of such transfer in whole or in part, to be effective, Holder must first deliver an executed Notice of Assignment of Warrant the Company.

(ii) Any assignee, by acceptance of this Warrant, acknowledges that it takes such warrant subject to the terms and conditions hereof. Until due presentment by Holder of a fully executed Notice Assignment of Warrant for registration of transfer on the books of the Company, the Company may treat the registered Holder hereof as the owner hereof for all purposes, and the Company shall not be affected by any notice to the contrary.

(iii) Notwithstanding anything contained herein to the contrary, this Warrant shall not be transferrable by the Holder until the earlier of the Third Vesting Date or the date on which the Contractor Agreement is terminated.

(b)

Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft, or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company, at its expense, will execute and deliver, in lieu thereof, a new Warrant of like tenor.

(c)

Cancellation; Payment of Expenses. Upon the surrender of this Warrant in connection with any transfer or replacement as provided in this Section 8, this Warrant shall be promptly canceled by the Company. The Company shall pay all taxes (other than securities transfer taxes) and all other customary expenses (other than legal expenses, if any, incurred by the Holder or transferee) and charges payable in connection with the preparation, execution, and delivery of warrants pursuant to this Section 8.

(d)

Warrant Register. The Company shall maintain, at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the Holder hereof), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee and each prior owner of this Warrant.

8.

Notices. Any notices required or permitted to be given under the terms of this Warrant shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier or by confirmed telecopy, and shall be effective five days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by courier, or by confirmed telecopy, in each case addressed to a party. The addresses for such communications shall be:

If to the Company:

If to Holder:

Mount Knowledge Holdings, Inc.

Simon G. Arnison

39555 Orchard Hill Place

Sokak 1728

Suite 600 PMB 6096

Hocalar Caddesi

Novi, Michigan 48374

No 25/1

Anamur

PK: 33650

Mersin

Turkey

Attn: Board of Directors

Email: sgarnison@gmail.com

Facsimile: (248) 671-5080

Facsimile: _________________

If to any other Holder, at such address as such Holder shall have provided in writing to the Company, or at such other address as any Holder furnishes by notice given in accordance with this Section 9.

9.

Governing Law; Jurisdiction and Venue. This Warrant shall be governed by the laws of the State of Nevada, without regard to conflicts or choice of law rules or principles. Each of the Company and the Holder submits to the jurisdiction and venue of the federal and state courts of Nevada to resolve all issues that may arise out of or relate to this Warrant. The parties waive any right to a jury trial.

10.

Miscellaneous.

(a)

Amendments. This Warrant and any provision hereof may only be amended by an instrument in writing signed by the Company and the Holder hereof.

(b)

U.S. Dollars. All references in this Warrant to “dollars” or “$” shall mean the U.S. dollar.

(c)

Fractional Shares. The Company shall not be required upon the exercise of this Warrant to issue any fractional shares, but shall make an adjustment therefor in cash on the basis of the fair market value per share of Common Stock, as determined in good faith by the Board.

(d)

Descriptive Headings. The descriptive headings of the several sections of this Warrant are inserted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions hereof.

(e)

Business Day. For purposes of this Warrant, the term “business day” means any day, other than a Saturday or Sunday or a day on which banking institutions in New York, New York or the city and state provided in Section 8 hereof for notices to the Company, are authorized or obligated by law, regulation or executive order to close.

(f)

Counterparts. This agreement may be executed in counterparts, and any such executed counterpart shall be, and shall be deemed to be, an original instrument.

(g)

Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, it shall be deemed replaced with a valid and enforceable provision, which comes as close as possible to the economic purpose of the invalid, void or unenforceable provision, and the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

(h)

Successors and Assigns. This Agreement shall be binding on, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

(i)

Survival. The representations, warranties and covenants made by the parties hereto shall survive the execution and delivery of this Agreement.

(j)

No Stockholder Rights. Prior to the exercise of this Warrant, the Holder shall not be entitled to any rights of a stockholder with respect to the Warrant Shares, including without limitation the right to vote the Warrant Shares, receive dividends or other distributions thereon, or be notified of a stockholder meeting or receive any notice or communication regarding the business or affairs of the Company.

{Signatures follow on next page}

IN WITNESS WHEREOF, the undersigned have executed this Warrant as of the date first written above.

COMPANY

MOUNT KNOWLEDGE HOLDINGS, INC.,

A Nevada Corporation

/s/ Daniel A. Carr

By:

_____________________________

Daniel A. Carr,

President, CEO and Director

PURCHASER

/s/ Simon G. Arnison

By:

_____________________________

Simon G. Arnison,

Individually

Appendix A — Definitions

“Affiliate” shall mean any entity directly or indirectly controlled by, controlling or under common control with another entity.

“Board” shall mean the Board of Directors of the Company.

“Common Stock” shall mean the common shares of the Company.

“Contractor Agreement” shall mean that certain Independent Contractor Agreement dated as of July 29, 2011 by and between the Company and the initial Holder.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Expiration Date” means the date that is the fourth (4th) anniversary of the Issuance Date.

“First Vesting Period” shall mean the period commencing on the Issuance Date and ending on the First Vesting Date.

“Market Price” shall mean the following: (i) the average of the closing sale prices for the shares of Common Stock as reported on a US recognized trading (stock) exchange for the Common Stock for the five (5) consecutive trading days immediately preceding such date, or if no sale price is so reported for such period, the last bid price for such period, or (ii) if the foregoing does not apply, the last sale price of such security in the over-the-counter market on the pink sheets or bulletin board for such security on the last trading day immediately preceding such date, or if no sale price is so reported for such security, the average of the last bid and ask price for such security on the last trading day immediately preceding such date, or (iii) if market value cannot be calculated as of such date on any of the foregoing bases, the Market Price shall be the fair market value as reasonably determined by an investment banking firm selected by the Company and reasonably acceptable to the Holder, with the costs of the appraisal to be borne by the Company.

“Person” or “person” shall mean all natural persons, corporations, business trusts, associations, companies, partnerships, joint ventures, governments, agencies, political subdivisions and other entities.

“Piggyback Registration Right” shall mean a right of the Holder under Appendix C (a).

“First Vesting Period” shall mean the period commencing on the Issuance Date and ending on the First Vesting Date.

“Pro-Rata Portion” shall mean that number of Warrant Shares equal to the quotient of (A) the number of Second Vesting Period Warrant Shares or Third Vesting Period Warrant Shares, as applicable; divided by (B) the number of fiscal quarters that have commenced in the applicable Vesting Period prior to the termination date of the Contractor Agreement.

“Registrable Securities” shall mean the Warrant Shares issued or issuable with respect to the Warrant.

“Registration Expenses” shall mean all expenses incident to the Company’s performance of or compliance with the registration provisions of Appendix C herein, including without limitation (i) all fees and expenses of compliance with federal securities and state securities laws; (ii) all U.S. Securities and Exchange Commission and state securities laws filing fees; (iii) all printing expenses; (iv) all fees and disbursements of counsel for the Company; and (v) all fees and disbursements of accountants of the Company, but excluding (i) underwriter’s discounts, selling commissions and stock transfer taxes relating to securities sold by the Selling Holder; (ii) filings made with the Holder and counsel fees in connection therewith; and (iii) fees and disbursements of counsel for the Selling Holder.

“Registration Rights” shall mean the Piggyback, Demand and S-1 registration rights set forth in Appendix C.

“S-1 Registration Right” shall mean a right of the Holder under Appendix C(c).

“Second Vesting Period” shall mean the period commencing on day immediately after the First Vesting Date and ending on the Second Vesting Date.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Third Vesting Period” shall mean the period commencing on day immediately after the Second Vesting Date and ending on the Third Vesting Date.

“Vesting Period” shall mean each of the First Vesting Period, the Second Vesting Period and the Third Vesting Period.

Appendix B — Anti-dilution Provisions

(a)

[Reserved]

(b)

Recapitalizations. If outstanding shares of the Company’s Common Stock shall be subdivided into a greater number of shares or a dividend in Common Stock shall be paid in respect of Common Stock, the Exercise Price in effect immediately prior to such subdivision or at the record date of such dividend shall simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend be proportionately reduced. If outstanding shares of Common Stock shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased.

(c)

Adjustment in Number of Warrant Shares. When any adjustment is required to be made in the Exercise Price, the number of Warrant Shares purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Exercise Price in effect immediately prior to such adjustment, by (ii) the Exercise Price in effect immediately after such adjustment.

(d)

Certificate of Adjustment. When any adjustment is required to be made pursuant to this Appendix B, the Company shall promptly mail to the Holder a certificate setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Such certificate shall also set forth the kind and amount of stock or other securities or property into which this Warrant shall be exercisable following such adjustment.

(e)

Other Notices. In case at any time:

(i)

the Company shall declare any dividend upon the Common Stock payable in shares of stock of any class or make any other distribution (other than dividends or distributions payable in cash out of retained earnings consistent with the Company’s past practices with respect to declaring dividends and making distributions) to the holders of the Common Stock;

(ii)

the Company shall offer for subscription pro rata to the holders of the Common Stock any additional shares of stock of any class or other rights;

(iii)

there shall be any capital reorganization of the Company, or reclassification of the Common Stock, or consolidation or merger of the Company with or into, or sale of all or substantially all of its assets to, another corporation or entity; or

(i)

there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, in each such case, the Company shall give to the Holder (a) notice of the date on which the books of the Company shall close or a record shall be taken for determining the holders of Common Stock entitled to receive any such dividend, distribution, or subscription rights or for determining the holders of Common Stock entitled to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, notice of the date (or, if not then known, a reasonable estimate thereof by the Company) when the same shall take place. Such notice shall also specify the date on which the holders of Common Stock shall be entitled to receive such dividend, distribution, or subscription rights or to exchange their Common Stock for stock or other securities or property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding-up, as the case may be. Such notice shall be given at least thirty (30) days prior to the record date or the date on which the Company’s books are closed in respect thereto. Failure to give any such notice or any defect therein shall not affect the validity of the proceedings referred to in clauses (i), (ii), (iii) and (iv) above.

(f)

Certain Events. If, at any time during the Exercise Period, any event occurs of the type contemplated by the adjustment provisions of this Appendix B but not expressly provided for by such provisions, the Company will give notice of such event, and the Board will make an appropriate adjustment in the Exercise Price and the number of shares of Common Stock acquirable upon exercise of this Warrant so that the rights of the Holder shall be neither enhanced nor diminished by such event.

Appendix C — Registration Rights

(a)

Piggyback Registration.

(i)

Participation. If the Company elects to file a registration statement under the Securities Act covering the offer and sale of any Common Stock (or equity securities converted into Common Stock) in connection with any public offering (other than a registration statement on Form S-8 or Form S-4, or their successors, or any other form for a similar limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation), the Company shall give written notice thereof to the Holder at least twenty business days before filing. The Holder shall have a Piggyback Registration Right to participate in such offering on a pro rata basis with the Company and any other Holders upon the giving of notice to the Company within ten business days of receipt by it of notice from the Company. If the Holder notifies the Company of its intent to exercise such Piggyback Registration Right, subject to (a)(ii) below, the Company shall include in such registration statement such number of shares of Registrable Securities as requested by the Holder. Such Registrable Securities shall be included in the underwriting for the public offering on the same terms and conditions as the securities otherwise being sold in such offering.

(ii)

Underwriters’ Cutback. If, in the opinion of the managing underwriter of such offering the inclusion of all of the shares of Registrable Securities and other Common Stock requested to be registered would be inappropriate, then the number of shares of Registrable Securities and other Common Stock to be included in the offering shall be reduced, with the participation in such offering to be in the following order of priority: (1) first, securities to be issued by the Company shall be included, and (2) second, any other Common Stock required to be included pursuant to any demand registration right granted to such other holder of Common Stock shall be included, and (3) third Registrable Securities and any other Common Stock requested to be included, on a pro rata basis (based upon the number of registrable securities owned by the Holder and the holders of Common Stock requesting participation in the offering), shall be included.

(iii) Registrant Controls. The Company may decline to file a Registration Statement after giving notice to any Holder, or withdraw a Registration Statement after filing and after such notice, but prior to the effectiveness thereof, provided that such registrant shall promptly notify each Holder of Registrable Securities in writing of any such action and provided further that such registrant shall bear all reasonable expenses incurred by such Holder of Registrable Securities or otherwise in connection with such withdrawn Registration Statement.

(iv)

Underwriting Agreement. In connection with any registration under this Section (a) involving an underwriting, the Company shall not be required to include any Registrable Shares in such registration unless the Holder accepts the terms of the underwriting as determined by the underwriters selected by the Company (provided that such terms must be consistent with this Agreement and provided, further, that any inability of the Holder to agree with the underwriters shall not restrict the ability of the Company to proceed with the registration).

(b)

[Reserved]

(c)

Registration on Form S-1.

(i)

The Company will use its best efforts to qualify for the registration of its securities on Form S-1 (or any successor form). Subject to paragraph (iii) below, Holders owning or having the right to purchase a majority of the Registrable Securities may request on one occasion by written notice to the Company that the Company file a Registration Statement on Form S-1 (or any successor form) for a public offering of Registrable Securities the reasonably anticipated aggregate price to the public of which, net of underwriting discounts and commissions, would exceed $1,000,000. The Company shall use its best efforts to cause such Registrable Shares to be registered for the offering on such form and to cause such Registrable Securities to be qualified in such jurisdictions as the Holder may reasonably request; provided, however, that the Company shall not be required to effect more than one (1) such registration at the request of the Holders. The Company shall prepare and file any amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all the Registrable Securities.

(ii)

Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to this section (c) during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days following the effective date of, a Company-initiated Registration Statement that is subject to paragraph (a) of this Appendix C, provided that the Company is actively employing in good faith all reasonable effort to cause such Registration Statement to become effective.

(iii) If the Company is requested to effect a Registration Statement on Form S-1 and the Company furnishes to the Holders of Registrable Securities requesting such registration a notice certified by the President or Chief Financial Officer of the Company stating that in the good faith judgment of the Company it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed, the Company shall have the right to defer such filing for a period of not more than 120 days after receipt of the request for such registration from the Holder or Holders of Registrable Securities requesting such registration; provided that during such time the Company may not file a registration statement (other than a registration statement on Form S-4 or Form S-8 or a registration statement already approved by the Board) for securities to be issued and sold for its own account or that of anyone other than the Holder or Holders of Registrable Securities requesting such registration.

(d)

Indemnification.

(i)

Indemnification by the Company. The Company agrees to indemnify and hold harmless any Holder of Registrable Securities which has included Registrable Securities in a registration statement, its officers, directors and agents and each Person, if any, who controls such Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable attorneys fees and costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement or final prospectus relating to the Registrable Securities or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of, or are based upon, any such untrue statement or omission based upon information furnished in writing to Company by the Holder of the Registrable Securities or on such Holder’s behalf expressly for use therein; provided, that with respect to any untrue statement or omission made in any preliminary prospectus, the indemnity agreement contained in this paragraph shall not apply to the extent that any such loss, claim, damage, liability or expense results from the fact that a current copy of the prospectus was not sent or given to the person asserting any such loss, claim, damage, liability or expense at or prior to the written confirmation of the sale of the Registrable Securities concerned if it is determined that it was the responsibility of the Holder of such Registrable Securities to provide such person with a current copy of the prospectus and such current copy of the prospectus would have cured the defect giving rise to such loss, claim, damage, liability or expense. It is agreed that the foregoing indemnity shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or expense if such settlement is effected without the consent of the Company. The Company also agrees to indemnify any underwriters of the Registrable Securities, their officers and directors and each person who controls such underwriters on substantially the same basis as that of the indemnification of the Holder of such Registrable Securities provided in this section (d).

(ii)

Indemnification by the Holder of Registrable Securities. The Holder of Registrable Securities, to the extent it is selling Registrable Securities (“Selling Holder”), agrees to indemnify and hold harmless the Company, its directors and officers and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to the Selling Holder, but only with respect to, and to the extent that, information furnished in writing by the Selling Holder or on the Selling Holder’s behalf expressly for use in any registration statement or final prospectus relating to the Registrable Securities (or any amendment or supplement thereto, or any preliminary prospectus) which contained an untrue statement or alleged untrue statement of a material fact or omitted or allegedly omitted to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading. It is agreed that the foregoing indemnity shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or expense if such settlement is effected without the consent of the Selling Holder. Notwithstanding anything to the contrary contained herein, the liability of the Holder hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense that is equal to the proportion that the public offering price of the shares of Registrable Securities sold by the Holder bears to the total public offering price of all securities sold in such offering. The Selling Holder also agrees to indemnify and hold harmless the underwriters on substantially the same basis of that of the indemnification of the Company provided in the preceding subsection.

(e)

Contribution. If the indemnification provided for in this Appendix C is unavailable to the Company, the Selling Holder or the underwriters in respect of any losses, claims, damages, liabilities, expenses or judgments referred to herein, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities, expenses and judgments (i) as between the Company and the Selling Holder on the one hand and the underwriters on the other, in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Holder on the one hand and the underwriters on the other from the offering of the Registrable Securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Holder on the one hand and of the underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages,liabilities, expenses or judgments, as well as any other relevant equitable considerations and (ii) as between the Company on the one hand and each Selling Holder on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of each Selling Holder in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Holder on the one hand and the underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the Selling Holder bear to the total underwriting discounts and commissions received by the underwriters, in each case as set forth in the table on the cover page of the prospectus. The relative fault of the Company on the one hand and of each Selling Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the party’s relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Holder agree that it would not be just and equitable if contribution pursuant to this section were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities, expenses or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this section, no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no Selling Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such Selling Holder were offered to the public exceeds the amount of any damages which such Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f)

Registration Expenses and Enforcement.

(i)

Registrations Rights. The Company shall bear all Registration Expenses incurred in connection with Piggyback Registration Rights, the Demand Registration Right and the S-1 Registration Right.

(ii)

Expenses of Registrant. The Company shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with any listing of the securities to be registered on a securities exchange, and the fees and expenses of any person, including special experts, retained by the Company.

(iii) Enforcement of Registration Rights. Notwithstanding anything to the contrary contained herein, the Company hereby agrees that each Holder of Registrable Securities shall be entitled to specific performance of the registration rights hereunder.

(g)

Assignment of Registration Rights. Any of the rights of the Holders under this Appendix C, including the right to have the Company register Registrable Securities pursuant to this Agreement, may be assigned by each Holder to any permitted transferee if: (i) the Holder agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company after such assignment, (ii) the Company is furnished with written notice of (A) the name and address of such transferee or assignee, and (B) the securities with respect to which such registration rights are being transferred or assigned, (iii) following such transfer or assignment, the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws, and (iv) such transfer shall have been made in accordance with the applicable requirements of the Warrant. The transferee, by acceptance of the transfer of any registration rights hereunder, acknowledges that it takes such rights subject to the terms and conditions hereof. Upon any transfer of less than all of its Registrable Securities, the Holder retains registration rights with respect to Registrable Securities held by it.

Appendix D – Form of Election to Exercise Warrant

FORM OF ELECTION TO EXERCISE WARRANT

(to be signed only on exercise of Warrant in whole or in part)

TO:  MOUNT KNOWLEDGE HOLDINGS, INC.

The undersigned, pursuant to the provisions set forth in the attached Warrant (No.____), hereby irrevocably elects to purchase (check applicable box):

_______________ shares of the Common Stock covered by such Warrant.

The undersigned herewith makes payment of the full Exercise Price for such shares at the price per share provided for in such Warrant, which is $___________.  Such payment takes the form of a check.

The undersigned requests that the certificates for such shares be issued in the name of, and delivered to ___________________________________________________________________________ whose address is __________________________________________________________________________________________________________________________________________________________________________

The undersigned acknowledges that the Shares to be issued will bear a restrictive legend, as applicable under Federal Securities Laws. The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable upon exercise of the within Warrant shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the “Securities Act”), or pursuant to an exemption from registration under the Securities Act.

Dated: __________________

___________________________________________

(Signature must conform to name of holder as

specified on the fact of the Warrant)

__________________________________________

__________________________________________

__________________________________________

(Address)